UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 10, 2009

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street, Floor 22

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

As part of its ongoing strategic business review, on July 10, 2009, LPL Investment Holdings Inc. (the “Company”) committed to a corporate restructuring plan to enhance its service offering while generating efficiencies for the Company.  The restructuring plan consolidates the operations of Associated Securities Corp., Mutual Service Corporation, and Waterstone Financial Group, Inc. (together, the “LPL Financial Affiliated Broker-Dealers”) with those of LPL Financial Corporation (“LPL Financial”). In connection with the consolidation, the registered representatives currently associated with the LPL Financial Affiliated Broker-Dealers will move to LPL Financial through a mass transfer of their licenses.  Following the transfer of registered representatives and client accounts to LPL Financial, all registered representatives and client accounts shall then be associated with LPL Financial, a clearing broker/dealer.

The Company anticipates recording pre-tax charges of $67.0 million over the course of this restructuring plan and related organizational realignments in 2009 and 2010, including a non-cash impairment charge of $16.6 million. These charges are comprised of $9.2 million of severance, retention and related benefits, $7.5 million of contract termination fees, $8.4 million in costs relating to the termination of certain real property leases, and $25.3 in other expenditures principally relating to the conversion and transfer of registered representatives and client accounts from the LPL Financial Affiliated Broker-Dealers to LPL Financial.  An estimated 215 positions are expected to be eliminated as part of the plan.  The Company estimates that all of the severance and employee-related costs, and a significant majority of the other costs, will result in future cash outlays.

A substantial majority of the restructuring activities are expected to be completed by the end of 2009, with the remainder expected to be completed by the first half of 2010.  The restructuring plan is expected to result in an annual reduction in operating costs of approximately $21.0 million, beginning with an anticipated operating cost savings of at least $6.3 million in 2009.

A copy of the Company’s press release announcing the restructuring activities described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

99.1  Press Release dated July 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

	By:	/s/ Robert J. Moore
		Name:	Robert J. Moore
		Title:	Chief Financial Officer

Dated: July 15, 2009